Exhibit 10.6

Entrusted Loan Agreement

Signature date: 25 July 2016

Party A: Beijing Zhongguancun Technology Financing & Guarantee Co., Ltd

Party B: Bank of Beijing Co., Ltd Shuangxiu Branch

Party C: Beijing Reit Technology Development Co., Ltd

Article 1: Party A will use its own fund under the bank account opened at Party B as principal, and Party A entrusts Party B to release funds to Party C pursuant to this Agreement.

Article 2: the amount of principal is RMB 10,000,000, and the term of the loan is six (6) months, commencing from 31 August 2016 to 28 February 2017. The term of the loan is effective from the date that the loan was released (if the loan was phrased released then begins from the date of initial release), if any delay occurs, the initial date and expired date will automatically adjust accordingly.

Article 3: the rate of the loan under this Agreement is 5.655% per year. If Party C cannot pay the principal as agreed in the Agreement, Party C shall pay the interests in respect of the overdue loan based on the rate under this Agreement with a floating rate of 50%; if Party C did not use the loan as agreed in this Agreement, Party C shall pay the principal plus interest based on the rate under this Agreement with a floating rate of 100%.

Article 4: the total loan of RMB 10,000,000 will be released on date of 31 August 2016.

Article 5: the loan will be use as the company’s additional working capital.

Article 6: Party C shall pay the loan for two phases, each phase shall be in the amount of RMB 5,000,000, first phase shall be paid on the date of 31 January 2017, and second phase shall be paid on the date of 28 February 2017.

Article 7: the interest of the loan under this Agreement shall be paid up as off the expiration date.

Article 8: Party B has the right to charge Party C an annual fee of RMB 8,000, based on an annual rate of 0.8% in respect of the total loan amount and the term of the loan under this Agreement.

Article 9: If any disputes arise with regard with this Agreement, all parties shall attempt to amicable resolve this dispute, if these negotiations fail, disputes shall be submitted to people’s court where Party B located for litigation.

Article 10: Mr. Li Hengfang is a guarantor for this loan agreement.

1

Sign page:

Party A:

Beijing Zhongguancun Technology Financing & Guarantee Co., Ltd

/s/ Hongwei Duna

Party B:

Bank of Beijing Co., Ltd Shuangxiu Branch

/s/ Bo Zhou

Party C:

Beijing Reit Technology Development Co., Ltd

/s/ Hengfang Li

2